UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 18, 2005
HOME PRODUCTS INTERNATIONAL, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-17237	36-4147027

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4501 West 47th Street
Chicago, IL 60632

(Address of principal executive offices) (Zip Code)
(773) 890-1010

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT.
Item 2.05 Costs Associated with Exit or Disposal Activities.
     In order to fuel long-term growth and raise the productivity of its manufacturing operations, Home Products International, Inc. (the “Company”) announced in a press release issued on November 18, 2005 (the “Press Release”), that it will be consolidating its plastics manufacturing operations and closing its Louisiana, Missouri, and Thomasville, Georgia plants. Approximately 260 full time and temporary employees will be affected. The capacity from these locations will be moved to the Company’s Chicago and El Paso facilities. The Company expects that these actions will be completed on or about June 30, 2006.
     A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.
Item 8.01 Other Events.
     The Press Release also announced that, in connection with the consolidation of its plastics manufacturing operations, the Company plans to expand and modernize its plastics manufacturing facilities located in Chicago, Illinois, and El Paso, Texas. The two locations will primarily be responsible for producing storage and organizational containers and carts and plastic hangers.
     The Company will be adding approximately 15 injection molding machines to its Chicago location. The El Paso facility will almost double its machine count. The two locations combined currently employ approximately 350 people. The Company expects to hire a total of approximately 150 additional full-time employees at the two facilities.
     A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired — Not Applicable
     (b) Pro Forma Financial Information — Not Applicable
     (c) Exhibits -

Exhibit
Number	Exhibit Description

99.1	Press Release dated November 18, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date:   November 22, 2005
HOME PRODUCTS INTERNATIONAL, INC.
(Registrant)

By:	/s/ Douglas S. Ramsdale
Douglas S. Ramsdale
Title:	Chief Executive Officer